SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2)

CARBONICS CAPITAL CORPORATION

(Name of Registrant as Specified in its Charter)

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Carbonics Capital Corporation

100 OVERLOOK CENTER, 2ND FLOOR

PRINCETON, NJ 08540

(609) 498-7029

NOTICE OF STOCKHOLDER ACTION

TO BE TAKEN WITHOUT A MEETING

Princeton, New Jersey

 March __, 2012

To: the Holders of THE Common Stock and SERIES C PREFERRED STOCK OF CARBONICS CAPITAL CORPORATION

The purpose of this letter and the enclosed Information Statement is to inform you that the stockholder holding a majority of our Voting Stock (as defined in the Information Statement) has executed a written consent in lieu of a meeting to approve:

1.          An amendment to the Company’s Certificate of Incorporation to change the Company’s name to Westport Energy Holdings Inc.;

2.          An amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock at a ratio of 1-for-5,000;

3.          An amendment to the Company’s Certificate of Incorporation to reduce the number of authorized shares of Common Stock from 10,000,000,000 to 2,000,000,000;

3.          The re-election of our sole director, to hold office until our 2011 Annual Meeting or until his successor is elected and qualified; and

4.          The approval and ratification of Rosenberg Rich Baker Berman & Co. as our independent auditors for the fiscal year ending December 31, 2011.

The details of the actions to be taken pursuant to such written consent are set forth in the accompanying information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Stephen J. Schoepfer
Chief Executive Officer

Carbonics Capital Corporation

100 Overlook Center, 2nd Floor

Princeton, NJ 08540

(609) 498-7029

INFORMATION STATEMENT

PURSUANT TO SECTION 14 (C) OF THE SECURITIES EXCHANGE ACT

OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement will be mailed on or about March __, 2012 to the holders of the Common Stock (as hereinafter defined) of Carbonics Capital Corporation, a Delaware corporation (referred to herein as “we,” “us,” or the “Company”) and the holders of the Company’s Series C Preferred Stock (as hereinafter defined) (collectively, the “Voting Stockholders”), in connection with the following actions taken pursuant to the written consent of the stockholder holding a majority of the voting power of the Company’s outstanding Voting Stock (as defined below) (the “Majority Stockholder”), dated as of March 5, 2012 (the “Written Consent”) authorizing us to:

1.          Amend the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to change the Company’s name to “Westport Energy Holdings Inc.” (the “Name Change”);

2.          Amend the Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock at a ratio of 1-for-5,000 (the “Reverse Stock Split”);

3.          Amend the Certificate of Incorporation to reduce the number of authorized shares of Common Stock from 10,000,000,000 to 2,000,000,000 (the “Reduction of Authorized Common Shares”);

4.          The re-election of our sole director, to hold office until our 2011 Annual Meeting or until his respective successor is elected and qualified; and

5.          The approval and ratification of Rosenberg Rich Baker Berman & Co. as our independent auditors for the fiscal year ending December 31, 2011.

The Name Change, the Reverse Stock Split, the Reduction of Authorized Common Shares, the re-election of our sole director and the approval and ratification of Rosenberg Rich Baker Berman & Co. as our independent auditors, as described above, are referred to, collectively, as the “Proposals”.

The actions to be taken pursuant to the Written Consent shall be taken on or about April __, 2012, twenty (20) days after the mailing of this information statement. Only Voting Stockholders of record at the close of business on March 5, 2012 are being given notice of the actions to be taken pursuant to the Written Consent (the “Record Date”) and such notice is being given solely for the purpose of informing them of such corporate actions before they take effect.

On March 4, 2012, our board of directors (the “Board”) unanimously adopted resolutions authorizing the Proposals.

Section 228 of the Delaware General Corporation Law (the “DGCL”) provides that the written consent of the holders of the issued and outstanding shares of voting capital stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting.

In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Proposals as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Stockholder to reduce the costs and implement the Proposals in a timely manner.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of ten billion twenty million shares (10,020,000,000) shares of which (i) ten billion (10,000,000,000) shares with a par value of $0.0001 have been designated common stock (the “Common Stock”) and (ii) twenty million (20,000,000) shares with a par value of $0.001 have been designated preferred stock (the “Preferred Stock”), of which one million shares have been designated Series C Preferred Stock (the “Series C Preferred Stock”). Also as of the Record Date, there are (i) 2,879,307,216 shares of Common Stock issued and outstanding and (ii) 921,890 Series C Preferred Stock issued and outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders and each share of Series C Preferred Stock entitles its holder to the number of votes that equals the number of shares of Common Stock into which that share of Series C Preferred Stock could be converted by the holder thereof as of the Record Date (the “Voting Stock”). However, because the stockholder holding at least a majority of the voting rights of all outstanding Voting Stock as of the Record Date has voted in favor of the Proposals by the Written Consent; and having sufficient voting power to approve the Proposals through its ownership of Voting Stock, no other stockholder consents will be obtained in connection with this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this information statement has been mailed to the Voting Stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on April __, 2012.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Voting Stockholders of certain corporate actions taken by the Majority Stockholder pursuant to the Written Consent.

Who is Entitled to Notice?

Each outstanding share of Common Stock and Series C Preferred Stock as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent. The stockholder, as of the close of business on the Record Date, that held in excess of fifty percent (50%) of the voting power of the Company's outstanding shares of Voting Stock voted in favor of the Proposals.

What Constitutes the Voting Stock of the Company?

The voting power entitled to vote on the Proposals consists of the vote of the holders of a majority of the voting power of (i) the outstanding Common Stock and (ii) the outstanding Series C Preferred Stock. As of the Record Date, 2,879,307,216 shares of Common Stock and 921,890 shares of Series C Preferred Stock (which are convertible into a number of shares of Common Stock equal to 73.75% of the fully-diluted outstanding shares of Common Stock as of the Record Date), were issued and outstanding.

What Vote is Required to Approve the Proposal?

The affirmative vote of a majority of the voting power of the shares of Voting Stock outstanding on the Record Date is required for approval of the Proposal. A majority of the voting power of the outstanding shares of Voting Stock voted in favor of the Proposals pursuant to the Written Consent.

What Corporate Matters Did The Majority Stockholder Vote For?

The Majority Stockholder voted in favor of the following Proposals:

1.	TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO WESTPORT ENERGY HOLDINGS INC.;

2.	To authorize the filing of an amendment to the Company’s Certificate of Incorporation, to effect a reverse stock split of our Common Stock at a ratio of 1-for-5,000;

3.	TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000,000 TO 2,000,000,000;

4.	To Authorize THE RE-ELECTION OF OUR SOLE DIRECTOR, TO HOLD OFFICE UNTIL OUR 2011 ANNUAL MEETING OR UNTIL HIS RESPECTIVE SUCCESSOR IS ELECTED AND QUALIFIED; AND

5.	TO AUTHORIZE THE APPROVAL AND RATIFICATION OF ROSENBERG RICH BAKER BERMAN & CO. AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock and Series C Preferred Stock as of the Record Date by (i) each person who is a beneficial owner of more than five percent (5%) of any class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.

Unless otherwise noted, (i) we believe that all persons named in the table have sole voting and investment power with respect to all Common Stock and Series C Preferred Stock beneficially owned by them and (ii) the address of each beneficial owner will be c/o Carbonics Capital Corporation, 100 Overlook Drive, 2nd Floor, Princeton, NJ 08450, unless otherwise noted.

	Class (Common Stock/Series C Preferred)	Number of Shares Beneficially Owned (1)	Percentage of Class (2)	Voting Power(2)
4 Sea-Sons LLC(3)	Series C Preferred	921,890	100%	73.75%
All executive officers and directors as a group (1 person)				73.75%
New Earthshell Corporation	Common	143,677,430 (4)	4.99%	0.42%

(1)	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2)	Based on 2,879,307,216 shares of Carbonics Common Stock outstanding as of the Record Date.

(3)	The shares of Series C Preferred Stock, in aggregate, are convertible into a number of shares of Carbonics Common Stock, which upon conversion shall equal 73.75% of the full-diluted outstanding shares of Carbonics Common Stock. The entire membership interest of 4 Sea-Sons LLC is owned by Stephen J. Schoepfer our Chairman, Chief Executive Officer and Chief Financial Officer. The address for 4 Sea-Sons LLC is c/o Carbonics Capital Corporation, 100 Overlook Center, 2nd Floor, Princeton, NJ 08540.

(4)	The beneficial ownership for New Earthshell includes 12,269,231 shares of common stock held by New Earthshell or its affiliates, plus 131,408,199 shares of the Company’s common stock issuable upon the conversion of a debenture held by New Earthshell dated August 17, 2010 in the original principal amount of $27,640,712, but does not include any other shares of the Company’s common stock that may be issuable to New Earthshell or YA Global (an affiliate of New Earthshell Corporation) upon conversion of any of their respective debentures or exercise of any warrants they may respectively hold, as each prevents the holder (or its affiliates) from acquiring more than 4.99% of the Company’s common stock. New Earthshell is wholly owned by YA Global and all investment decisions for New Earthshell are made through Yorkville Advisors, LLC, the investment manager of YA Global. The address for Yorkville Advisors is 101 Hudson Street, Suite 3700, Jersey City, NJ 07302.

PROPOSAL 1

TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO WESTPORT ENERGY HOLDINGS INC.

The Board unanimously adopted a resolution approving, declaring advisable and recommending to the Voting Stockholders for their approval, an amendment to the Certificate of Incorporation, to change the name of the Company to “Westport Energy Holdings Inc.” The amendment to the Certificate of Incorporation effecting the Name Change, which will be filed with the Delaware Secretary of State, shall be substantially in the form contained in Exhibit A to this information statement. The Board believes the name change would be in the best interest of the Company as the new name better reflects the long-term strategy and identity of the Company, following its acquisition of Westport Energy LLC.

To better reflect our new business direction, our Board and the Majority Stockholder determined that we should change our name to Westport Energy Holdings Inc.

There is no need for stockholders to exchange their current Common Stock or Series C Preferred Stock certificates for Westport Energy Holdings stock certificates once the name change becomes effective. Our transfer agent will issue stock certificate(s) with our new name as stock certificate(s) are sent in upon transfers of shares by our existing stockholders. Until you sell or otherwise transfer your shares of Common Stock or Series C Preferred Stock, there is no need to send our transfer agent or us your existing stock certificate(s). However, should you nevertheless wish to exchange your Common Stock and/or Series C Preferred Stock certificates for certificates reflecting the Westport Energy Holdings name, you are free to do so and should contact the Company’s transfer agent, Olde Monmouth Stock Transfer, to make such arrangements. Upon effectiveness of the Name Change, the Company’s Common Stock and Series C Preferred Stock will also carry a new CUSIP number. Until approval of the name change by FINRA and issuance by FINRA of the Company’s new ticker symbol following the filing of the amendment to the Certificate of Incorporation with the Delaware Secretary of State, the Company’s Common Stock will continue to trade on the Pink Sheets under its current ticker symbol “CICS.”

PROPOSAL 2

TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK AT A RATIO OF 1-FOR-5,000

General

The Board approved a resolution to effect a 1-for-5,000 reverse stock split.  Under this reverse stock split each five thousand (5,000) shares of our Common Stock will be converted automatically into one (1) share of Common Stock.  To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares.  The effective date of the Reverse Stock Split will be on or about April__, 2012. The amendment to the Certificate of Incorporation effecting the Reverse Stock Split, which will be filed with the Delaware Secretary of State, shall be substantially in the form contained in Exhibit A to this information statement.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE ALSO NOTE THAT THE REVERSE SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE RELATIVE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL NOT BE REDUCED ON A 1-FOR-5,000 BASIS AND WILL INSTEAD ONLY BE REDUCED TO 2,000,000,000, AS DESCRIBED IN PROPOSAL 3 BELOW.

Purpose and Material Effects of Reverse Stock Split

The Board believes that, among other reasons, the low market price of the Company’s Common Stock has contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business candidates.  The Board has proposed the Reverse Stock Split as one method to attract business opportunities in the Company.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $0.01 per share. Assume that the company declares a 1 for 10 reverse stock split. After the reverse split, that company will have 1/10 as many shares outstanding or 1,000,000 shares outstanding. The stock will have an initial market price of $0.10. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 1,000 shares initially at $.10 after the split. In either case, his stock will initially be worth $100. He is no better off before or after, except that such company hopes that the higher stock price will make that company look better and thus the company will be more attractive for investors and potential business candidates. There is no assurance that a company's stock will rise in price after a reverse split or that a suitable business candidate will emerge.

We believe that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. If the Reverse Stock Split is not completed, the low market value of the Company’s Common Stock would make it increasingly difficult or impossible for the Company to raise additional financing or attract business partners. However, the effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 2,879,307,216 shares, as of the effective date of the Reverse Stock Split, to approximately 575,861 shares (depending on the number of shares in lieu of fractional shares that are issued). Additionally, since all stockholders holding a fractional share as a result of the Reverse Stock Split shall be issued an additional share, proportionate voting power of our common stockholders will be affected to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. The number of authorized shares of Common Stock will, simultaneous with the Reverse Stock Split, be reduced to 2,000,000,000 (See Proposal 3). The following chart depicts the capitalization structure of the Company, both, pre- and post-split (the post-split issued shares may differ slightly based on the number of shares issued in lieu of fractional shares):

Pre-Reverse Stock Split

Class of Shares	Authorized Shares	Outstanding Shares	Authorized but Unissued
Common	10,000,000,000	2,879,307,216	7,120,692,784
Series C Preferred	1,000,000	921,890	0

Post-Reverse Stock Split

Class of Shares	Authorized Shares	Outstanding Shares	Authorized but Unissued
Common	2,000,000,000	575,861	1,999,424,139
Series C Preferred	1,000,000	921,890	0

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

Except as may result from the issuance of additional shares in lieu of fractional shares, the Reverse Stock Split will not change the proportionate equity interests or voting power of our stockholders since the conversion rights of the Series C Preferred Stock are required, by the Company's Certificate of Incorporation, to be proportionally reduced in the event of a reverse stock split. All other rights of stockholders will remain unaltered, except for possible immaterial changes. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 5,000). While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results that have been outlined above.

Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt.  The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management.  The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders.  Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

As discussed above, the reason the Reverse Stock Split is being proposed is to increase the market price of the Company’s Common Stock in order to attract potential investors and business partners.  This proposal is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Further, this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Plans, Proposals or Arrangements to Issue Newly Available Shares of Common Stock

The main purpose of completing this Reverse Stock Split is to increase the market value of our Common Stock in order to have the ability to issue shares to attract investors for future financing and business partners.  The Company currently has no such financing or business partnership agreements pending.

Procedure for Exchange of Stock Certificates

The Company will not require all holders of its Common Stock to surrender their stock certificates. Instead, the Company will give notice to its transfer agent of the Reverse Stock Split and the effective date of the amendment to the Certificate of Incorporation in order to accurately reflect the number of issued and outstanding shares of capital stock of the Company. If you do not hold your shares of Common Stock directly, but rather through a brokerage account, your broker will be responsible for taking the necessary market actions to liquidate aggregated fractions on the open market. If you hold your shares through a brokerage account, you should contact your broker for additional information. The Company is not liable for any action or omission by you or your broker.

All holders of capital stock of the Company will continue to be entitled to receive any dividends or other distributions that may be declared and payable with respect to Common Stock with a record date after the effective time of the reverse stock split.

Fractional Shares

We will not issue fractional certificates for post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, an additional share shall be issued to all holders of a fractional share. To the extent any holders of pre-Reverse Stock Split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

Material Federal Income Tax Consequences

The following summary of material federal income tax consequences of a reverse stock split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder, and the discussion below may not address all of the tax consequences for a particular stockholder. For example, foreign, state and local tax consequences are not discussed below. Accordingly, each stockholder should consult his or her tax advisor to determine the particular tax consequences to him or her of a reverse stock split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the aggregate number of new shares of common stock will be the same as the adjusted basis of the aggregate number of shares of common stock held by such holder immediately prior to the reverse stock split. The holding period of the new, post-split shares of the Common Stock resulting from implementation of the Reverse Stock Split will include the stockholder’s respective holding periods for the pre-split shares of the Common Stock held by such holder immediately prior to the Reverse Stock Split.

No Appraisal Rights

The holders of shares of the Company’s Common Stock have no appraisal rights under Delaware law, the Company’s Certificate of Incorporation, or the Company’s Bylaws with respect to the proposed amendment to the Company’s Certificate of Incorporation effecting the Reverse Stock Split.

Effective Date of the Amendments

The amendments to the Certificate of Incorporation will become effective upon the filing with the Secretary of State of the State of Delaware the Certificate of Amendment to our Certificate of Incorporation. We presently intend to file the Certificate of Amendment on the date that is twenty (20) days after this information statement is mailed to our stockholders or shortly thereafter; that is, the amendment may be effective as soon as April __, 2012. However, the Board is authorized to abandon, at its sole discretion, the amendment at any time prior to effectiveness without further action by stockholders.

Summary of Reverse Stock Split

Below is a brief summary of the Reverse Stock Split:

►	The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every 5,000 pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

►	Stockholders of record of the Common Stock as of March 5, 2012 shall have their total shares reduced on the basis of one post-split share of Common Stock for every 5,000 pre-split shares outstanding.

►	As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of Common Stock shall be consolidated to a total of approximately 575,861 issued and outstanding shares (depending on the number of fractional shares that are be issued). The Series C Preferred Stock shall remain unchanged, except that the conversion rights and voting power of the Series C Preferred Stock shall be proportionately reduced, as required by the Company's Certificate of Incorporation.

►	The Company's authorized number of shares of Common Stock shall be reduced to 2,000,000,000 shares of the Common Stock.

This action has been approved by the Board and the written consent of the Majority Stockholder.

PROPOSAL 3

TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000,000 TO 2,000,000,000

The Board approved a resolution to decrease the number of authorized shares of Common Stock from 10,000,000,000 to 2,000,000,000. In light of the significant reduction in the number of outstanding shares of Common Stock resulting from the Reverse Stock Split, the Board determined that having 2,000,000,000 shares of Common Stock authorized for issuance would, along with the Reverse Stock Split, provide the Company with a more consistent capital structure that may increase the likelihood of attracting investors and business partners to the Company.

Further, since the number of outstanding shares of our Common Stock will be reduced five thousand fold, significantly less authorized shares of Common Stock will likely be needed, even if we were to desire to effect any stock splits or stock dividends, or to use shares in connection with any strategic ventures or to make acquisitions or raise equity capital. Finally, reducing the authorized shares of Common Stock will not impede our operations or goals, and, based on current rates, should result in annual savings of franchise taxes.

The amendment to the Certificate of Incorporation effecting the Reduction in Authorized Common Shares, which will be filed with the Delaware Secretary of State, shall be substantially in the form contained in Exhibit A to this information statement.

PROPOSAL 4

ELECTION OF DIRECTORS

General

Pursuant to our Articles of Incorporation, the holders of our Common Stock and Series C Preferred Stock may elect our directors. All directors are elected to hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified. We currently have only one director and he has advised us that he is able and willing to serve as a director until the 2011 Annual Meeting or until his respective successor is elected and qualified.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

There are no family relationships among the directors.

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries.

None of our executive officers or directors have (i) been involved in any bankruptcy proceedings within the last five years, (ii) been convicted in or has pending any criminal proceedings, (iii) been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or (iv) been found to have violated any federal, state or provincial securities or commodities law and such finding has been reversed, suspended or vacated.

The Board of Directors has no standing committees and acts as its own nominating, compensation and internal audit committee.

Nominees for Election as Director

The following table sets forth the names and ages of the nominees for our Board of Directors:

Name	Age
Stephen J. Schoepfer	53

Stephen J. Schoepfer, Director and Chief Executive Officer of Carbonics since August 2010.

Prior to becoming our Chairman & Chief Executive Officer, Stephen J. Schoepfer was self-employed as an independent business consultant since July 2009. From April 2004 until July 2009 Mr. Schoepfer was employed as Chief Operating Officer, Chief Financial Officer and Secretary of JAG Media Holdings, Inc. (OTCBB: JAGH), a publicly traded company, which at the time distributed financial information on a subscription basis via fax and the Internet. Previously, Mr. Schoepfer served as JAG Media’s Executive Vice President, Chief Operating Officer and Secretary from July 1999 to April 2004. Mr. Schoepfer was also a member of JAG Media’s Board of Directors from July 1999 through July 2009. Prior to joining JAG Media in July 1999, Mr. Schoepfer was a Financial Advisor with the investment firm of Legg Mason Wood Walker. Prior to joining Legg Mason, Mr. Schoepfer served as a Financial Advisor and Training Coordinator at Prudential Securities. Mr. Schoepfer attended Wagner College.

PROPOSAL 5

APPOINTMENT OF AUDITORS

Our Board of Directors has approved the re-appointment of Rosenberg Rich Baker Berman & Co. (“RRBB”), as our independent auditors for our fiscal year ending December 31, 2010. RRBB has served as the Company’s independent auditors since 2004.

The following table sets forth the fees billed to the Company by RRBB for the fiscal years ended December 31, 2010 and December 31, 2009:

Audit fees consist of the fees for the audit of the Company’s annual financial statements or services that are normally provided in connection with the statutory and regulatory filings of the Company’s annual financial statements.

		Fiscal Year Ended October 2010			Fiscal Year Ended October 2009
Audit Fees		$30,000	(1)		$23,000	(1)
Audit Related Fees		$–	(2)		$–	(2)
Tax Fees		$–		$	______
All Other Fees	$	______		$	______
Total		$30,000			$23,000

(1) Audit fees for 2010 and 2009 were for professional services rendered for the audit of the Company’s financial statements for the fiscal year including reviews of the Company’s quarterly financial statements.

(2) RRBB did not provide any audit related services.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the DGCL, stockholders are not entitled to dissenters’ rights of appraisal in connection with any of the Proposals.

STOCKHOLDERS SHARING AN ADDRESS

In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one information statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this information statement, or any future notices and documents, may make such request by contacting the bank, broker or other holder of record, or our offices by telephone at 1.609.498.7029, or by mail to: 100 Overlook Center, 2nd Floor, Princeton, NJ 08540. In addition, any such street-name stockholders residing at the same address who have received multiple copies of this information statement and wish to receive a single copy of our annual reports, information statements and proxy materials in the future may contact the bank, broker or other holder of record, or our offices at the contact information above.

Forward-Looking Statements and Information

This information statement contains forward-looking statements, which reflect our views with respect to future events. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “intends”, “believes”, “will”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

You should rely only on the information the Company has provided in this information statement. The Company has not authorized any person to provide information other than that provided herein. You should not assume that the information in this information statement is accurate as of any date other than the date on the front of the document, unless expressly set forth otherwise.

ADDITIONAL INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or Form 8-K/A and other information with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

EXHIBIT INDEX

Exhibit A	Certificate of Amendment to the Certificate of Incorporation Effecting Name Change, Reverse Stock Split and Decrease in Authorized Shares

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Company’s board of directors recommended approval of the Proposals to the Voting Stockholders.

By order of the Board of Directors
March ___, 2012

/s/ Stephen J. Schoepfer

Stephen J. Schoepfer
Chief Executive Officer

Princeton, New Jersey

March __, 2012

EXHIBIT A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

CARBONICS CAPITAL CORPORATION

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

CARBONICS CAPITAL CORPORATION

Carbonics Capital Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

1.           The name of the Corporation is Carbonics Capital Corporation.

2.          The Board of Directors of the Corporation by unanimous written consent, in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted and set forth proposed amendments of the Corporation's Certificate of Incorporation, declaring said amendments to be advisable, and directing that such resolutions be submitted for approval by the Corporation’s stockholders.  The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Corporation's Certificate of Incorporation shall be amended by deleting Article FIRST in its entirety and replacing it with a new Article FIRST, which shall read as follows:

“FIRST:    The name of the corporation is Westport Energy Holdings Inc.”

RESOLVED, that the Corporation's Certificate of Incorporation shall be amended by deleting the first sentence of Article FOURTH and replacing it with the following:

“FOURTH:        The aggregate number of shares of capital stock that the Corporation will have the authority to issue is 2,020,000,000, of which (i) 2,000,000,000 shares shall be Common Stock, par value $0.0001 per share (the “Common Stock”) and (ii) 20,000,000 shares shall be preferred stock, par value $0.001 per share.”

RESOLVED, that the Corporation's Certificate of Incorporation shall be amended by adding the following to Article Fourth:

Reverse Stock Split.  Without regard to any other provision of the Certificate of Incorporation, each five-thousand (5,000) shares of Common Stock of the Corporation, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into one (1) fully paid and nonassessable share of Common Stock of the Corporation, provided that no fractional shares or scrip representing fractions of a share will be issued as a result of the reverse stock split, but, in lieu thereof, each fraction of a share that any stockholder would otherwise be entitled to receive as a result of the reverse stock split will be rounded up to the nearest whole share.”

3.          That thereafter, the stockholders of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware, by written consent of the holders of the number of shares of voting stock required to approve the action at a meeting, approved the amendments.

4.          That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed this ___ day of _________ 2012.

CARBONICS CAPITAL CORPORATION

By:
Name: Stephen J. Schoepfer
Title: Chief Executive Officer